UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 21, 2025

Goldman Sachs Private Credit Corp.

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01627	92-3241797
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

200 West Street New York, NY	10282
(Address of principal executive offices)	(Zip Code)

(312) 655-4419

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.02.	Unregistered Sales of Equity Securities.

As of May 1, 2025, Goldman Sachs Private Credit Corp. (the “Company”) sold unregistered Class I shares (“Shares”) (with the final number of Shares being determined on May 21, 2025). The offer and sale of the Shares was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof, Regulation D thereunder and/or Regulation S thereunder. The following table details the Shares sold:

Date of Unregistered Sale	Amount of Class I Shares	Consideration
As of May 1, 2025 (number of shares finalized on May 21, 2025)	9,608,339	$240,496,730

The sale of Shares was made pursuant to subscription agreements entered into by the Company and the purchasers thereof. The Company relied, in part, upon representations from the purchasers in the subscription agreements that each purchaser was an accredited investor (as defined in Regulation D under the Securities Act) and/or Non-U.S. Person (as defined in Regulation S under the Securities Act).

Item 7.01.	Regulation FD Disclosure.

April 2025 Distribution

On February 26, 2025, the Board of Directors of the Company declared a regular distribution per share with respect to the Shares for the month of April 2025 (the “April Distribution”).

	Distribution(1)	Annualized Distribution Yield(2)
Class I Shares	$0.19 per share	9.1%

(1)	Distribution per share is rounded to two decimal places.
(2)

Annualized distribution yield reflects the current month’s distribution per share annualized and divided by the current month end net asset value (“NAV”) per share and reflects the actual distribution per share paid.

The April Distribution is payable on or about May 28, 2025 to stockholders of record as of the open of business on April 30, 2025. The April Distribution will be paid in cash or reinvested in Shares for stockholders participating in the Company’s distribution reinvestment plan.

Total Return Based on NAV

As of April 30, 2025, the total return based on NAV was as follows:

	1-Month	3-Month	Year-To-Date	1-Year	Inception-to-Date
Class I Shares(1)	0.4%	1.5%	2.3%	8.9%	10.4%

(1)

Total return based on NAV is calculated as the change in NAV per share during the applicable period, plus distributions per share during the applicable period (assuming distributions are reinvested in accordance with the Company’s distribution reinvestment plan). Performance calculations for inception-to-date total return based on NAV began on April 6, 2023, the date the Company commenced operations. Returns for periods greater than one year are annualized.

Item 8.01.	Other Events.

Net Asset Value (as of April 30, 2025)

As of April 30, 2025, the Company’s NAV was approximately $6.6 billion. The NAV per share as of April 30, 2025, as determined in accordance with the Company’s valuation policy, is set forth below.

NAV per share as of April 30, 2025
Class I Shares	$25.03

As of April 30, 2025, the fair value of the Company’s investment portfolio was approximately $9.0 billion.

Fund Leverage (as of April 30, 2025)

The following table sets forth fund leverage as of April 30, 2025:

Fund Leverage as of April 30, 2025
Fund Leverage(1)	0.4x

(1)	Fund leverage is calculated using the average daily borrowings of the Company during the month divided by average net assets during the month.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDMAN SACHS PRIVATE CREDIT CORP. (Registrant)

Date: May 21, 2025	By:	/s/ Alex Chi
	Name:	Alex Chi

	Title:	Co-Chief Executive Officer and Co-President

	By:	/s/ David Miller
	Name:	David Miller

	Title:	Co-Chief Executive Officer and Co-President